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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) June 23, 1998

                               Georgia Bancshares,Inc.
                   (Exact name of registrant as specified in
                                  its charter)



                                    Georgia
                 (State or other jurisdiction of incorporation)


         0-29732                                          58-2176047
(Commission File Number)                       (IRS Employer Identification No.)


                   3333 Lawrenceville Highway, Tucker, Georgia 30084

                  (Address of principal executive offices) (Zip Code)



            Registrant's telephone number, including area code (770)491-3333




         (Former name or former address, if changed since last report)


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ITEM 5.  Other Events

         Stock Split

         On June 23, 1998, the Registrant effected a five-for-two stock split effective for shareholders of record as of that date. Every two shares of the Registrant's common stock outstanding was converted into five shares of common stock. As a result of the stock split, the Registrant has 1,460,570 shares of common stock, par value $1.60 per share, issued and outstanding. The stock split did not increase the total authorized number of shares of the common stock of the Registrant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GEORGIA BANCSHARES, INC.
                                               Registrant



                                               By:  /s/ Ted A. Murphy
                                                    Ted A. Murphy, President

Date:  June 24, 1998